CERTIFICATE NUMBER                                            NUMBER OF SHARES
------------------                                            ----------------

                       THE GABELLI EQUITY TRUST INC.
                           a Maryland corporation
              Series C Auction Rate Cumulative Preferred Stock
                         $.001 Par Value Per Share
                  $25,000 Liquidation Preference Per Share

                            Cusip No.362397 50 7

         This certifies that _______________ is the owner of __________ fully paid and non-assessable Shares of Series C Auction Rate Cumulative Preferred Stock, par value $.001 per share, liquidation preference $25,000 per share, of The Gabelli Equity Trust Inc. (the "Fund") transferable only on the books of the Fund by the holder thereof in person or by duly authorized attorney upon surrender of this Certificate properly endorsed. This Certificate is not valid unless countersigned by the transfer agent and registrar.

         IN WITNESS WHEREOF, the Fund has caused this Certificate to be signed by its duly authorized officers and its Seal to be hereunto affixed this______________ day of _____________________ A.D. 2002.


----------------------------,
As Transfer Agent and Registrar             THE GABELLI EQUITY TRUST INC.


By:_________________________                By:___________________________
     Authorized Signature                      Name:  Bruce Alpert
                                               Title: Treasurer and Vice
                                                      President

                                            Attest:_________________________
                                                   Name:
                                                   Title:



                               TRANSFER FORM


         FOR VALUE RECEIVED, ____________________________ hereby sells, assigns and transfers unto _______________ Shares of Series C Auction Rate Cumulative Preferred Stock represented by this Certificate, and does hereby irrevocably constitute and appoint ___________________________ attorney to transfer said Shares on the books of the within named Fund with full power of substitution in the premises.


Dated: _____________________, _______


In presence of:


---------------                       ---------------



         Shares of Series C Auction Rate Cumulative Preferred Stock evidenced by this Certificate may be sold, transferred or otherwise disposed of only pursuant to the provisions of the Fund's Articles Supplementary Creating and Fixing the Rights of the Series C Auction Rate Cumulative Preferred Stock, a copy of which may be obtained at the office of the State Department of Assessments and Taxation of Maryland.

         The Fund will furnish information about the restrictions on transferability to any stockholder upon request and without charge. Any such request should be addressed to the Secretary of the Fund.

         The Fund will furnish to any stockholder on request and without charge a full statement of the designations, and any preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption of the stock of each class authorized to be issued, the differences in the relative rights and preferences between shares of any series of any authorized preferred or special class to the extent they have been set, and the authority of the Board of Directors to classify unissued shares and to set the relative rights and preference thereof and of any subsequent series of such preferred or special classes. Any such request should be addressed to the Secretary of the Fund.

         Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to Issuer or its agent for registration of transfer, exchange, or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.